UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2009

REAL ESTATE ASSOCIATES LIMITED

(Exact name of Registrant as specified in its charter)

            California                0-09262                 95-3187912

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

Real Estate Associates Limited, a California limited partnership (the “Registrant”), has a 95% limited partnership interest in West Lafayette, Ltd., an Ohio limited partnership (“West Lafayette”).  On April 15, 2009, West Lafayette entered into a purchase and sale contract with a third party, Lafayette Commons, Limited Partnership, an Ohio limited partnership (the “Purchaser”), for the sale of its sole investment property, located in West Lafayette, Ohio, which consists of 49 units.  The sales price for the West Lafayette property is equal to the balance of the mortgage loans and related accrued interest encumbering the property at the date of closing, which are to be assumed by the Purchaser.  The Registrant’s consent is a condition to the closing of the transaction.  The Registrant is currently reviewing the transaction and expects to provide its consent prior to the closing, which is scheduled for October 15, 2009.  The Registrant’s investment balance in West Lafayette was zero at December 31, 2008 and the Registrant does not anticipate receiving any proceeds from the sale of the West Lafayette property.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED

(a California limited partnership)

                             By:    National Partnership Investments Corp.

                                    Corporate General Partner

By: /s/Stephen B. Waters
Stephen B. Waters
Vice President

Date: April 21, 2009